Exhibit 99.1
AgileThought Reports Third Quarter 2022 Financial Results

Solid Progress Towards Long-Term Goals

Irving, Texas (November 10, 2022) — AgileThought, Inc. (“AgileThought” or the “Company”) (NASDAQ: AGIL), a global provider of digital transformation services, custom software development, and next generation technologies, today reported results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights and Results:
•Revenue increased 7.4% year-over-year to $43.4 million from $40.4 million in Q3 2021, but decreased 6.0% sequentially from $46.2 million in Q2 2022, as the Company continues its exit from non-core business.
•Gross margin of 34.3% increased 770 bps year-over-year from 26.6% in Q3 2021, and increased 100 bps sequentially from 33.3% in Q2 2022.
•6 new clients added during the quarter.

“I am very proud of our third quarter achievements, with revenue above our guidance and solid gross margin improvement. During the quarter, we continued to make big strides across multiple fronts of our business. We announced the openings of two new offices in Latin America, bringing us closer to current and potential talent, we created a new market unit -Technology, Media, and Telecom (TMT) / US West- which will provide a focused and agile response to a $5 trillion dollar market and we continue to strengthen our AgileThought team. We believe we have built the base to benefit from the strong digital transformation demand and positioned us well on the path of industry leading revenue growth and margins in the coming years,” commented AgileThought Chief Executive Officer Manuel Senderos.

“Our third quarter results exceeded our revenue and gross margin targets, showing that we continue to strongly move towards our long-term goals. This performance is the result of all the actions we have taken in the recent quarters. We also continued to strengthen our Balance Sheet by working on optimizing our cash cycle that will support our ongoing investment in our sales, delivery and people functions. We believe that all of these efforts along with the strong demand for digital transformation services will position us for industry leading top line growth and margins” commented AgileThought Chief Financial Officer Amit Singh.

Fourth Quarter and Full Year 2022 Outlook

The table below summarizes AgileThought’s financial outlook for the fourth quarter and full year of 2022.

•Revenues for the fourth quarter 2022 of at least $42.2 million
•Revenues for the full year 2022 of at least $176.0 million, implying at least 10.9% year over year growth
•Gross margin for the full year 2022 in 31.5% to 32.5% range
•Our outlook reflects the company’s ongoing exit from non-core business

Conference Call and Webcast Information

AgileThought will host its third quarter 2022 Earnings Conference Call on Thursday November 10, 2022, at 4:30 PM Eastern Time. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The third quarter 2022 Earnings Conference Call will be webcast live and via telephone. Those wishing to participate via webcast should access the call through the Company’s Investor Relations website at https://ir.agilethought.com/. Those wishing to participate via telephone may dial in at 1-888-770-7296 (domestic) or 1-929-203-0873 (international), Conference ID 2253206. The conference call replay will be available via webcast through the Company’s Investor Relations website.

A webcast replay of the call will be available approximately one hour after the end of the call through March 20, 2023. The webcast replay can be access via the above links.

About AgileThought, Inc.
AgileThought is a pure play leading provider of agile-first software at scale, end-to-end digital transformation and consulting services to Fortune 1000 customers with diversity across end-markets and industry verticals. For over 20 years, Fortune 1000 companies have trusted AgileThought to solve their digital challenges and optimize mission-critical systems to drive business value. AgileThought’s solution architects, developers, data scientists, engineers, transformation consultants, automation specialists, and other experts located across the United States and across Latin America deliver next-generation software solutions that accelerate the transition to digital platforms across business processes. For more information, visit https://agilethought.com/.
Forward-Looking Statements

This press release includes financial guidance and other “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. AgileThought’s actual results may differ from the expectations, estimates, projections and other information included in these forward-looking statements, and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AgileThought’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: AgileThought’s financial and business performance; AgileThought’s ability to repay and/or continue to service its indebtedness; AgileThought’s future capital requirements and sources and uses of cash; AgileThought’s ability to obtain funding for future operations; AgileThought’s business, expansion plans and opportunities; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; AgileThought’s ability to develop, maintain and expand client relationships, including relationships with our largest clients; changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; AgileThought’s ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably; costs related to the business combination; AgileThought’s ability to successfully identify and integrate any future acquisitions; AgileThought’s ability to attract and retain highly skilled information technology professionals; AgileThought’s ability to maintain favorable pricing, utilization rates and productivity levels for our information technology professionals and their services; AgileThought’s ability to innovate successfully and maintain our relationships with key vendors; AgileThought’s ability to provide our services without security breaches and comply with changing regulatory, legislative and industry standard developments regarding privacy and data security matters; AgileThought’s ability to operate effectively in multiple jurisdictions in Latin America and in the United States in the different business, market, financial, political, legal and regulatory conditions in the different markets; developments and projections relating to our competitors and industry; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended; changes in applicable laws or regulations; the outcome of any known and unknown litigation or legal proceedings and regulatory proceedings involving us; AgileThought’s ability to maintain the listing of our securities; and other risks and uncertainties indicated in AgileThought’s filings with the SEC. There may be additional risks that could cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect AgileThought’s expectations, plans or forecasts of future events and views only as of the date of this press release. AgileThought anticipates that subsequent events and developments will cause its assessments to change. However, while AgileThought may elect to update these forward-looking statements at some point in the future, AgileThought specifically disclaims any responsibility to do so.

Investor Contact
Mariana Franco
(888) 257-3001
investorrelations@agilethought.com

Key Business Metrics

We regularly monitor several financial and operating metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. Our key non-GAAP and business metrics may be calculated in a different manner than similarly titled metrics used by other companies. For a reconciliation of non-GAAP to GAAP measures refer to our Non-GAAP Measures section further below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Gross Profit Margin(1)	34.3%	26.6%	33.0%	29.0%
Adjusted Operating Income (Loss) (in thousands)	$1,699	$(608)	$6,334	$3,140
Adjusted Net (Loss) Income (in thousands)	$(347)	$(3,154)	$1,148	$(4,345)
Adjusted Diluted EPS	$(0.01)	$(0.08)	$0.02	$(0.12)
Number of large active clients (at or above $1.0 million of revenue in prior 12-month period) as of end of period (2)	29	28	29	28
Revenue concentration with top 10 clients as of end of period(3)	61.7%	65.1%	61.2%	65.5%
____________
(1)Calculated as net revenues for the period minus cost of revenue for the period, divided by net revenues.
(2)Defined as the number of active clients from whom we generated more than $1.0 million of revenue in the prior 12-month period. For comparability purposes, we include the clients of the acquired businesses that meet these criteria to properly evaluate total client spending evolution.
(3)Defined as the percent of our total revenue derived from our ten largest active clients.

AgileThought, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands USD)	2022	2021	2022	2021
Net revenues	$43,395	$40,420	$133,785	$116,573
Cost of revenue	28,517	29,666	89,692	82,709
Gross profit	14,878	10,754	44,093	33,864

Operating expenses:
Selling, general and administrative expenses	13,097	11,188	37,323	30,145
Depreciation and amortization	1,777	1,746	5,268	5,239
Change in fair value of purchase price obligation	—	—	—	(2,200)
Change in fair value of embedded derivative liabilities	(2,906)	(1,884)	(2,906)	(4,406)
Change in fair value of warrant liability	(843)	(759)	113	(759)
Loss on debt extinguishment	11,708	—	17,894	—
Equity-based compensation expense	2,018	6,469	4,555	6,481
Restructuring expense (income)	471	(135)	1,386	(113)
Other operating expenses (income), net	1,213	(96)	2,409	1,011
Total operating expense	26,535	16,529	66,042	35,398
Loss from operations	(11,657)	(5,775)	(21,949)	(1,534)

Interest expense, net	(3,143)	(4,065)	(9,235)	(12,117)
Other (expense) income	(154)	(851)	6,653	(436)
Loss before income tax	(14,954)	(10,691)	(24,531)	(14,087)

Income tax expense (benefit)	135	96	358	(13)
Net loss	(15,089)	(10,787)	(24,889)	(14,074)

Net (loss) income attributable to noncontrolling interests	(3)	(188)	89	(21)
Net loss attributable to the Company	$(15,086)	$(10,599)	$(24,978)	$(14,053)

Selected Balance Sheet Data

(in thousands USD)	September 30, 2022	December 31, 2021
Cash, cash equivalents and restricted cash	$10,361	$8,640
Total assets	213,282	221,310
Total debt	77,422	57,112
Total liabilities	140,184	126,662
Total stockholders' equity attributable to the Company	73,114	94,747

Selected Cash Flow Data

	Nine Months Ended September 30,
(in thousands USD)	2022	2021
Net cash used in operating activities	$(8,127)	$(21,163)
Net cash used in investing activities	(681)	(732)
Net cash provided by financing activities	10,538	16,672

Selected Segment Data

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue by Geography (in thousands)	2022	2021	2022	2021
United States	$27,410	$26,925	$85,695	$76,868
Latin America	15,985	13,495	48,090	39,705
Total	$43,395	$40,420	$133,785	$116,573

	As of September 30,		As of December 31,
Employees by Geography	2022	2021	2021
United States	269	376	355
Latin America	2,307	2,228	2,315
Total	2,576	2,604	2,670
Non-GAAP Measures
Management uses certain non-GAAP financial measures, and reconciliations to those measures, to evaluate our core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and to make performance-based compensation decisions for key personnel. The measures exclude certain expenses that are required under U.S. GAAP. We exclude certain non-cash expenses and certain items that are not part of our core operations.
Management believes these supplemental performance measurements are useful in evaluating operating performance, as they are similar to measures reported by our public industry peers and those regularly used by security analysts, investors and other interested parties in analyzing operating performance and prospects. The non-GAAP financial measures are not intended to be a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of our non-GAAP measures to the related GAAP financial measure. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures.
We define and calculate our non-GAAP financial measures as follows:
•Adjusted Operating Income (Loss): Loss from operations adjusted to exclude the change in fair value of embedded derivative liability, plus the change in fair value of purchase price obligation, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus (gain) loss on business dispositions, plus (gain) loss on debt extinguishment, plus intangible assets amortization, plus certain transaction costs and certain other operating expense (income), net.
•Adjusted Net (Loss) Income: Net loss adjusted to exclude the change in fair value of embedded derivative liability, plus the change in fair value of purchase price obligation, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus (gain) loss on business dispositions, plus foreign exchange loss (gain), plus (gain) loss on debt extinguishment and debt forgiveness, plus intangible assets amortization, plus certain transaction costs, plus paid in kind interest and amortization of debt issuance cost and certain other expense, net.
•Adjusted Diluted EPS: Adjusted Net income (loss), divided by the diluted weighted-average number of common shares outstanding for the period.

Reconciliation of Loss from Operations to Adjusted Operating Income (Loss)
The following table presents the reconciliation of our Adjusted Operating Income (Loss) to our Loss from operations, the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands USD)	2022	2021	2022	2021
Loss from operations	$(11,657)	$(5,775)	$(21,949)	$(1,534)
Change in fair value of embedded derivative liability	(2,906)	(1,884)	(2,906)	(4,406)
Change in fair value of purchase price obligation	—	—	—	(2,200)
Change in fair value of warrant liability	(843)	(759)	113	(759)
Equity-based compensation expense	2,018	6,469	4,555	6,481
Restructuring expenses (income)[1]	471	(135)	1,386	(113)
Loss on debt extinguishment	11,708	—	17,894	—
Intangible assets amortization	1,695	1,573	4,922	4,660
Transaction costs	—	(177)	9	618
Other operating expense, net[2]	1,213	80	2,310	393
Adjusted Operating Income (Loss)	$1,699	$(608)	$6,334	$3,140
1 - Represents restructuring expenses associated with the ongoing reorganization of our business operations and realignment efforts.
2 - Represents professional service fees primarily comprised of legal fees in connection with debt modifications, tax consulting fees in connection with review advisory and corporate consolidation project assessments, as well as a non-recurring recruiting fee.

Reconciliation of Net Loss to Adjusted Net (Loss) Income and Adjusted Dilutive EPS
The following table presents the reconciliation of our Adjusted Net (Loss) Income to our Net loss, the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands USD, except shared data)	2022	2021	2022	2021
Net loss	$(15,089)	$(10,787)	$(24,889)	$(14,074)
Change in fair value of embedded derivative liability	(2,906)	(1,884)	(2,906)	(4,406)
Change in fair value of purchase price obligation	—	—	—	(2,200)
Change in fair value of warrant liability	(843)	(759)	113	(759)
Equity-based compensation expense	2,018	6,469	4,555	6,481
Restructuring expenses (income)	471	(135)	1,386	(113)
Foreign exchange loss (gain)[1]	99	790	106	1,530
Loss/ (Gain) on debt extinguishment and debt forgiveness	11,708	—	10,614	(1,306)
Intangible assets amortization	1,695	1,573	4,922	4,660
Transaction costs	—	(177)	9	618
Paid in kind interests and amortization of debt issuance cost	1,233	1,593	4,410	4,552
Other expense, net[2]	1,267	163	2,828	672
Adjusted Net (Loss) Income	$(347)	$(3,154)	$1,148	$(4,345)
Number of shares used in Adjusted Diluted EPS	46,182,392	37,633,267	46,354,675	35,612,677
Adjusted Diluted EPS	$(0.01)	$(0.08)	$0.02	$(0.12)
1 - Represents foreign exchange loss (gain) due to foreign currency transactions
2 - Represents professional service fees primarily comprised of legal fees in connection with debt modifications as well as other miscellaneous non-operating/ non-recurring items.